UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2017

HEIDRICK & STRUGGLES INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25837	36-2681268
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

233 South Wacker Drive, Suite 4900, Chicago, IL	60606-6303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 496-1200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.05	Costs Associated with Exit or Disposal Activities

On December 31, 2017, the Board of Directors of Heidrick & Struggles International, Inc. (the “Company”) approved a restructuring plan, pursuant to which the Company will reduce overall costs and improve efficiencies in the Company’s operations (the “Restructuring”) over the next several months. The primary components of the Restructuring include a reduction in the Company’s workforce to better align the Company’s organizational structure and recognize synergies with the combination of Leadership Consulting and Culture Shaping; reducing the Company’s real estate expenses and support costs by consolidating or closing three of the Company’s locations across its global footprint; and accelerating future expenses under certain contractual obligations. The expected annual cost savings from the Restructuring range from $11 million to $13 million.

In connection with the foregoing, the Company currently expects to incur pre-tax charges of approximately $15 million to $18 million, which include (i) approximately $12 million to $14 million for severance and related costs; (ii) approximately $1 million for real estate closures and operations outsourcing; and (iii) approximately $2 million of other exit costs. The Company plans to recognize these charges in the fourth quarter of 2017. Substantially all of these charges will result in future cash expenditures.

Included in these charges are expenses that the Company has already incurred related to the closing of the Knowledge Management Center (“KMC”) in India. The closure of KMC and the transition to a new service delivery model to align more closely with the Company’s business model resulted in a headcount reduction of approximately 175 employees.

In connection with the Restructuring, on January 5, 2018, the Company also announced a series of changes within its senior management team that are described in detail in Item 5.02 below.

The exact timing of the restructuring charges and cash outflows, as well as the estimated cost ranges by category type, has not been finalized. The information regarding the charges is preliminary and unaudited. It will be subject to the finalization of timetables for implementation of the plan, and in the case of the contemplated workforce reductions, consultation with employees and their representatives as well as the statutory severance requirements of the particular legal jurisdictions impacted. Hence, the amount and timing of the actual charges may vary due to a variety of factors.

To the extent required by applicable rules, the Company will amend this Current Report on Form 8-K as details of the restructuring plan are refined and estimates of related costs and charges are finalized.

On January 5, 2018 the Company issued a press release detailing the Restructuring and other matters. A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) In connection with the Restructuring, the Company also announced the following changes within its senior management team.

Stephen W. Beard

On January 5, 2018 the Company announced that Stephen W. Beard will depart the Company on January 31, 2018. Mr. Beard serves as the Company’s Executive Vice President, General Counsel, Chief Administrative Officer, and Corporate Secretary.

On January 4, 2018, Mr. Beard and the Company entered into a Separation Agreement in connection with Mr. Beard’s departure from the Company. Pursuant to the Agreement, the Company has agreed to pay Mr. Beard the equivalent of his base salary over the 18-month period following January 31, 2018. The Company will additionally reimburse Mr. Beard his payment for COBRA health insurance benefits during the payment period.

The foregoing description of the Separation Agreement is only a summary and is qualified in its entirety by the full text of the Separation Agreement, a copy of which is attached hereto as Exhibit 10.1.

Michael Marino

As previously reported in the Company’s Current Report on Form 8-K dated December 7, 2017, Michael Marino announced his retirement from the Company effective as of December 31, 2017. Mr. Marino served as the Executive Vice President – Managing Director- Culture Shaping. On December 31, 2017, Mr. Marino and the Company entered into a Separation Agreement in connection with Mr. Marino’s retirement. Pursuant to the Agreement, the Company has agreed to pay Mr. Marino the equivalent of his base salary over the 18-month period following December 31, 2017. The Company will additionally reimburse Mr. Marino his payment for COBRA health insurance benefits during the payment period.

The foregoing description of the Separation Agreement is only a summary and is qualified in its entirety by the full text of the Separation Agreement, a copy of which is attached hereto as Exhibit 10.2

Item 8.01	Other Matters

In its January 5, 2018 press release, attached hereto as Exhibit 99.1, the Company reaffirmed the guidance it provided on October 26, 2017; reported on an anticipated non-cash impairment charge in the fourth quarter of 2017 related to its Leadership Consulting business; and provided the results of a preliminary assessment of the impact of the U.S. tax reform legislation.

Cautions about Forward-Looking Statements

This document contains forward-looking statements. The forward-looking statements relate to our planned restructuring activities and include our current estimates of the scope, timing and cost of those activities, as well as the expected expense savings resulting from the Restructuring and other activities. These forward-looking statements involve risks and uncertainties that could cause our results to differ materially from management’s current expectations. Such risks and uncertainties include, but are not limited to, the risk of additional costs and delays associated with compliance with U.S. and foreign labor and other laws, the risk that a decline in general economic conditions and/or unforeseen changes in the strength of our clients’ businesses and demand for services will require changes to the planned Restructuring, and the risk that we are not able to realize the savings expected from the restructuring activities. In addition, other risks that we face in running our operations include the ability to execute successfully through business cycles while we continue to implement cost reductions; the ability to meet and achieve the benefits of our cost-reduction goals and otherwise successfully adapt our cost structures to continuing changes in business conditions; the risk that our cost-cutting initiatives will impair our ability to attract and retain qualified consultants; and other risks detailed in our filings with the Securities and Exchange Commission. For a detailed discussion of risk factors impacting the Company, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and other filings the Company makes with the Securities and Exchange Commission. The forward-looking statements contained in this document are made as of the date hereof, and the Company assumes no obligation to revise or update any forward-looking statement, except as otherwise required by law.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are being furnished as part of this Current Report on Form 8-K:

10.1	Separation Agreement dated January 4, 2018 by and between Heidrick & Struggles International, Inc. and Stephen W. Beard

10.2	Separation Agreement dated December 31, 2017 by and between Heidrick & Struggles International, Inc. and Michael Marino.

99.1	Press Release dated January 5, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEIDRICK & STRUGGLES INTERNATIONAL, INC.
(Registrant)

Date: January 5, 2018	By:	/s/ Stephen W. Beard
	Name:	Stephen W. Beard
	Title:	Executive Vice President, General Counsel and Chief Administrative Officer